UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carrie E. Cass as Chief Financial Officer

On July 18, 2024, the board of directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Carrie E. Cass as Chief Financial Officer of the Company, to be effective on August 5, 2024.

Carrie E. Cass, age 59, served most recently, from December 2023 until present, as Comptroller of Aztec Well Servicing Co. and its subsidiaries, a large oil and gas company based in Aztec, New Mexico.  Prior to joining Aztec Well Servicing Co., Ms. Cass served in various roles for over six years with Ballantine Communications, Inc. (“Ballantine”), a multimedia agency in Durango, Colorado. Most recently, Ms. Cass served as Chief Executive Officer of Ballantine from May 2022 to December 2023 and as a member of the Board of Directors of Ballantine from October 2021 to present. Ms. Cass served as Interim Chief Executive Officer of Ballantine from October 2021 to May 2022 and as Director of Finance & Administration from October 2017 to October 2021. Ms. Cass earned her BS in Business Administration and Accounting from California State University Northridge and is a certified public accountant.

In connection with her appointment, Ms. Cass and the Company entered into an offer letter (the “Offer Letter”), which provides that Ms. Cass will receive (i) an annual base salary of $200,000, (ii) performance-based annual cash bonuses (the “Annual Bonus”), as described below, (iii) equity awards, as described below and (iv) customary employee benefits. Pursuant to the Offer Letter, Ms. Cass will be employed as an “at-will” employee of the Company and will have no specified term as Chief Financial Officer.

Subject to the terms and conditions set forth in the Offer Letter, Ms. Cass will be eligible to receive her initial Annual Bonus for the Company’s fiscal year ending February 28, 2025 at an initial target of 50% of Ms. Cass’s annual base salary (“Annual Target Bonus”), subject to achievement of Company performance goals established by the Compensation Committee of the Board for the applicable fiscal year and reduced by standard payroll deductions and tax withholdings. Ms. Cass’s Annual Bonus will be prorated based on the number of days during the fiscal year for which she serves as Chief Financial Officer.

In connection with her appointment, Ms. Cass will be awarded a special equity incentive grant (“Equity Incentive Grant”) with a grant date fair value of $140,000 in the form of restricted stock units (“RSUs”). Performance-based RSUs will represent 60% of the Equity Incentive Grant and time-based RSUs will represent 40% of the Equity Incentive Grant. For time-based RSUs, one-third of the RSUs will vest on the last day of the Company’s fiscal year ending February 28, 2025, with the remaining two-thirds vesting quarterly thereafter until fully vested on the last day of the Company’s fiscal year ending February 28, 2027. The Performance-based RSUs will vest according to the achievement of certain performance targets established by the Compensation Committee within the performance period, which will commence on August 5, 2024 and end on the last day of the Company’s fiscal year ending February 28, 2027. The RSUs will be governed by the terms of the Company’s 2007 Equity Incentive Plan (as amended from time to time) and the award agreement evidencing the RSU grant. Ms. Cass will be eligible for additional long-term equity incentive grants annually, as approved by the Compensation Committee of the Board, in its sole discretion.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Ms. Cass and any other person pursuant to which she was appointed as an officer or director and Ms. Cass does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Cass does not have any family relationships with any of the Company’s directors or executive officers.

Item 8.01 Other Events

On July 23, 2024, the Company issued a press release announcing the appointment of Ms. Cass to serve as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, executed July 18, 2024 by and between Rocky Mountain Chocolate Factory, Inc. and Carrie E. Cass.
99.1	Press release, dated July 23, 2024
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: July 24, 2024	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer